                                                                   Exhibit 24(b)


                           PROTECTIVE-LIFE CORPORATION
                             2801 Highway 280 South
                            Birmingham, Alabama 35223



          KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Protective Life Corporation, a Delaware corporation (the 'Corporation'), hereby constitute and appoint Drayton Nabers, Jr. and Deborah J. Long, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation (both in such capacity and in capacities necessary for the execution of documents in their names on behalf of the Corporation in its capacity as a member or managing member of PLC Capital L.L.C.,a limited liability company and subsidiary of the Corporation organized under the laws of the State of Delaware ("PLC Capital L.L.C.")) one or more Registration Statements on Form S-3 of the Corporation and PLC Capital L. L. C. to be filed with the Securities and Exchange Commission, Washington, D.C.,under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statements, relating to the debt securities, common stock and preferred stock of the Corporation, the preferred limited liability company interests of PLC Capital L. L. C. and related backup undertakings of the Corporation to be offered to the public, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:     August 1, 1994


Name                          Title
- - - ----                          -----


    /s/ John D. Johns         Executive Vice President
 ---------------------
        John D. Johns           and Chief Financial Officer

                             SECRETARY'S CERTIFICATE


          I, John K. Wright, Secretary of Protective Life Corporation, do hereby certify that the three (3) pages attached hereto contain true and correct copies of resolutions duly adopted by the Board of Directors of Protective Life Corporation on August 1, 1994.

          I further certify that these resolutions have not been repealed but are still in full force and effect.

          Witness my hand and the corporate Seal of said Corporation, this 9th day of August, 1994.




                                                /s/ John K. Wright
                                                ------------------
                                                    Secretary

                           PROTECTIVE LIFE CORPORATION

                        RESOLUTIONS FOR CONSIDERATION BY
                             THE BOARD OF DIRECTORS
                         AT A MEETING ON AUGUST 1, 1994


PREAMBLE

          WHEREAS Protective Life Corporation, a Delaware corporation (the "Corporation") intends (a) from time to time to offer (i) debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing obligations of the Corporation (the "Debt Securities") pursuant to the Senior Indenture, dated as of June 1, 1994 (as amended and supplemented from time to time, the "Senior Indenture"), between the Corporation and The Bank of New York, as Trustee, and the Subordinated Indenture, dated as of June 1, 1994 (as amended and supplemented from time to time, the "Subordinated Indenture"), between the Corporation and AmSouth Bank, N.A., as Trustee, (ii) shares of its preferred stock, par value $1.00 per share ("Preferred Stock"), (iii) shares of its common stock, par value $0.50 per share ("Common Stock") and (iv) guarantees of the Preferred Securities (as defined below) of PLC Capital L.L.C. and (b) in its capacity as the Class A Interest Holder (as defined in the Amended and Restated Limited Liability Company Agreement, dated as of May 20, 1994 (the "L.L.C. Agreement"), of PLC Capital L.L.C., a limited liability company and subsidiary of the Corporation organized under Delaware law ("PLC Capital")), to cause PLC Capital to offer from time to time its preferred limited liability company interests ("Preferred Securities" (and, together with the Debt Securities, the Preferred Stock and the Common Stock, the "Securities")), in each case in one or more series and in amounts, at prices and on terms to be determined at the time of the offering, in accordance with the following resolutions:

          NOW, THEREFORE, be it hereby resolved as follows:

AUTHORIZATION TO EXECUTE AND DELIVER AGREEMENTS

          RESOLVED, that any of the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, the Secretary, the Treasurer and any Assistant Treasurer (individually, an "Authorized Officer" and collectively, the "Authorized Officers") be, and each of them hereby is, authorized and empowered to execute in the name and on behalf of the Corporation as such and in its capacity as Class A Interest Holder of PLC Capital and, if requested or required, under its corporate seal attested by its Secretary or any Assistant Secretary, and to deliver, all such agreements and instruments as they or any of them may deem necessary or advisable to effect the issuance or sale of the Securities, including but not limited to one or more tax indemnity agreements, registration statements, underwriting, pricing or other sales agreements, bond purchase agreements, distribution agreements, issuing agent, paying agent or other agent agreements, exchange rate agreements, dealer agreements, indentures, assumption agreements, option agreements, warrant agreements, guarantees, indemnification agreements, reimbursement agreements, loan agreements, swap agreements, refunding agreements, assignment agreements, and amendments or supplements to any existing agreement or instrument, the execution of any such agreement, instrument, amendment or supplement by such Authorized Officer being conclusive evidence of the due authorization and approval thereof by the Corporation.

REGISTRATION STATEMENT

          RESOLVED, that the form and contents of a draft of a joint Registration Statement with PLC Capital (draft dated July 29, 1994) on Form S-3 (the "Registration Statement")(which Registration Statement shall also constitute Post-Effective Amendment No. 1 to Registration Statement No. 33-52831) under the Securities Act of 1933, as amended (the "1933 Act"), including the draft Prospectus (the "Prospectus") contained therein, relating to the Securities to be offered and issued by the Corporation and PLC Capital, a copy of which has been presented to and reviewed by the Board of Directors be, and they hereby are, approved; and

          FURTHER RESOLVED, that any of the Authorized Officers be, and each of them hereby is, authorized and empowered on behalf of the Corporation to prepare or cause to be prepared, and to execute (personally or by power of attorney) the Registration Statement with PLC Capital and to file or cause the same to be filed with the Securities and Exchange Commission (the "Commission"), pursuant to Rules 415 and 429 of the Rules and Regulations of the Commission, among other things, to register the Securities under the 1933 Act, such Registration Statement to be filed in the form submitted to the Board of Directors, in the name and on behalf of the Corporation and PLC Capital, with such changes, deletions and additions as any such Authorized Officer may approve, the execution and filing of such Registration Statement thereof to be conclusive evidence of such approval; and

          FURTHER RESOLVED, that any of the Authorized Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation , to prepare, execute (personally or by attorney-in-fact) and file or cause to be filed with the Commission such amendments (including, without limitation, post-effective amendments) to such Registration Statement and such amendments or supplements (including pricing supplements) to such Prospectus, together with all documents required as exhibits to said Registration Statement, or any amendments or supplements thereto, and all certificates, letters, instruments, applications and other documents which may be required to be filed with the Commission with respect to the registration and offering of the Securities, and to do all such other acts as they or any of them may deem necessary or advisable in order that such Registration Statement shall become and remain effective under the 1933 Act; and

          FURTHER RESOLVED, that Deborah J. Long, Senior Vice President and General Counsel of the Corporation be, and she hereby is, designated to act on behalf of the Corporation and PLC Capital as agent for service in respect of matters relating to the Registration Statement and all amendments and supplements thereto, with all of the powers enumerated in the Rules and Regulations of the Commission under the 1933 Act; and

          FURTHER RESOLVED, that any of the Authorized Officers be, and each of them hereby is, authorized and empowered to execute, deliver and file such other instruments and documents, to make all payments, and to take such other action, as any such Authorized Officer or Authorized Officers may deem necessary or advisable in order to effect such filings, to cause the Registration Statement to become effective and to maintain the Registration Statement in effect for as long as they or any of them otherwise deem it to be in the best interests of the Corporation.